West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports Second Quarter 2007 Results
OMAHA, NE, July 18, 2007 — West Corporation, a leading provider of outsourced communication solutions, today announced its second quarter 2007 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2007	2006	Change	2007	2006	Change
Revenue	$520.2	$461.7	12.7%	$1,028.8	$886.4	16.1%
Adjusted EBITDA[1]	$146.9	$125.8	16.8%	$292.3	$233.0	25.4%
Adjusted EBITDA Margin	28.2%	27.2%		28.4%	26.3%
Cash Flow from Operations	$45.3	$97.2	-53.4%	$127.2	$155.3	-18.1%
“We are pleased with this quarter’s results and the closing of the Omnium acquisition on May 4,” said Thomas B. Barker, Chief Executive Officer of West Corporation.
Consolidated Operating Results
For the second quarter ended June 30, 2007, revenues were $520.2 million compared to $461.7 million for the same quarter last year, an increase of 12.7 percent. Revenue from

[1]	See Reconciliation of Financial Measures below.

acquired entities2 accounted for $28.7 million of the $58.5 million increase during the second quarter and $100.9 million of the $142.4 million year-to-date increase.
Balance Sheet and Liquidity
At June 30, 2007, West Corporation had cash and cash equivalents totaling $281.3 million and working capital of $189.3 million. Second quarter depreciation expense was $25.8 million and amortization expense was $19.0 million. Cash flow from operating activities was $45.3 million and was impacted by interest expense of $83.5 million. Adjusted EBITDA for the second quarter was $146.9 million, or 28.2 percent of revenue. A reconciliation of adjusted EBITDA to cash flow from operating activities is presented in the Reconciliation of Financial Measures below.
“During the quarter, we invested $25.7 million in capital expenditures primarily for telecom and computer network equipment,” stated Paul Mendlik, Chief Financial Officer of West Corporation. “The Company also expanded its term credit facility by $135 million to fund the Omnium acquisition.”
Conference Call
The Company will hold a conference call to discuss these topics on Thursday, July 19, 2007 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will also be available on the website.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. The Company’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 28,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.
Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,”

[2]	Acquired entities include InPulse (acquired in October 2006), CenterPost (acquired in February 2007) and TeleVox (acquired in March 2007) in the Communications Services segment and Omnium (acquired May 2007) in the Receivables Management segment.

“anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions including Omnium, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended March 31, 2007. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
Revenue	$520,186	$461,678	12.7%	$1,028,819	$886,416	16.1%
Cost of services	224,306	200,123	12.1%	443,291	397,414	11.5%
Selling, general and administrative expenses	206,305	185,052	11.5%	399,368	341,110	17.1%

Operating income	89,575	76,503	17.1%	186,160	147,892	25.9%
Interest expense	83,465	12,205	583.9%	163,655	16,426	896.3%
Other expense (income), net	(4,178)	(1,421)	194.0%	(8,108)	(1,977)	310.1%

Income before tax	10,288	65,719	-84.3%	30,613	133,443	-77.1%
Income tax expense	3,519	23,921	-85.3%	10,927	48,005	-77.2%
Minority Interest	4,257	4,048	5.2%	8,155	6,624	23.1%

Net income	$2,512	$37,750	-93.3%	$11,531	$78,814	-85.4%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$264,303	$248,298	6.4%	$536,970	$477,727	12.4%
Conferencing	183,651	155,853	17.8%	359,817	292,717	22.9%
Receivables Management	73,658	59,020	24.8%	134,781	119,176	13.1%
Inter segment eliminations	(1,426)	(1,493)	-4.5%	(2,749)	(3,204)	-14.2%

Total	$520,186	$461,678	12.7%	$1,028,819	$886,416	16.1%

Operating Income:
Communication Services	$29,002	$27,048	7.2%	$65,300	$56,172	16.3%
Conferencing	46,896	39,491	18.8%	93,594	70,531	32.7%
Receivables Management	13,677	9,964	37.3%	27,266	21,189	28.7%

Total	$89,575	$76,503	17.1%	$186,160	$147,892	25.9%

Operating Margin:
Communication Services	11.0%	10.9%	0.9%	12.2%	11.8%	3.4%
Conferencing	25.5%	25.3%	0.8%	26.0%	24.1%	7.9%
Receivables Management	18.6%	16.9%	10.1%	20.2%	17.8%	13.5%

Total	17.2%	16.6%	3.6%	18.1%	16.7%	8.4%

SELECTED OPERATING DATA ($M):
Share-based compensation expense recognized	0.3	3.7
Cash flow from operations	45.3	97.2
Revolving Line of Credit ending balance	—	690.0
Term loan facility	2,388.4	—
Senior notes	650.0	—
Senior subordinated notes	450.0	—

CONDENSED BALANCE SHEETS

	June 30,	December 31,	%
	2007	2006	Change
Current assets:
Cash and cash equivalents	$281,286	$214,932	30.9%
Trust cash	20,669	7,104	190.9%
Accounts receivable, net	308,839	285,087	8.3%
Portfolio receivables, current	56,664	64,651	-12.4%
Other current assets	51,406	54,382	-5.5%

Total current assets	718,864	626,156	14.8%
Net property and equipment	297,083	294,707	0.8%
Portfolio receivables, net	120,321	85,006	41.5%
Goodwill	1,284,862	1,186,375	8.3%
Other assets	541,114	343,612	57.5%

Total assets	$2,962,244	$2,535,856	16.8%

Current liabilities	$529,566	$497,586	6.4%
Long Term Obligations	3,529,884	3,206,590	10.1%
Other liabilities	87,015	45,279	92.2%

Total liabilities	4,146,465	3,749,455	10.6%

Minority interest	10,988	10,299	6.7%
Class L common stock	969,285	903,656	7.3%

Stockholders’ deficit	(2,164,494)	(2,127,554)	1.7%

Total liabilities and stockholders’ deficit	$2,962,244	$2,535,856	16.8%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use Adjusted EBITDA, which we define as earnings before interest expense, taxes, depreciation and amortization, share based compensation, minority interest, recapitalization transaction costs, after acquisition synergies and excluding unrestricted subsidiaries. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitution for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants. Set forth below is a reconciliation of EBITDA and adjusted EBITDA to cash flow from operations.

Amounts in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash flow from operating activities	$45,255	$97,153	$127,183	$155,344
Income tax expense	3,519	23,921	10,927	48,005
Deferred income tax (expense) benefit	4,008	(21,114)	(2,682)	(17,480)
Interest expense	83,465	12,205	163,655	16,426
Minority interest in earnings, net of distributions	(969)	579	(689)	3,138
Provision for share based compensation	(319)	(3,663)	(629)	(7,287)
Debt amortization	(3,657)	(218)	(7,408)	(433)
Other	(5)	(102)	432	(136)
Changes in operating assets and liabilities, net of business acquisitions	2,963	884	(22,081)	9,665

EBITDA	134,260	109,645	268,708	207,242
Minority interest	4,257	4,048	8,155	6,624
Provision for share based compensation	319	3,663	629	7,287
Recapitalization costs	4,443	3,000	8,575	5,000
Synthetic lease interest	—	483	—	896
Acquisition synergies	2,475	3,900	4,237	3,900
Vertical Alliance Adjustment	1,113	1,057	1,948	2,057

Adjusted EBITDA	$146,867	$125,796	$292,252	$233,006